                                                                  EXHIBIT 10.37

                 [***] SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

     This [***] Software Development and License Agreement (this "Agreement") is entered into as of March 10, 2000 (the "Effective Date"), by and between Cadence Design Systems, Inc., a Delaware corporation with offices at 555 River Oaks Parkway, San Jose, CA 95134 ("Cadence"), and Numerical Technologies Inc., a California corporation with offices at 70 West Plumeria Drive, San Jose, CA 95134-2134 ("NTI").

                                    RECITAL
                                    -------

     Cadence develops and markets electronic design automation ("EDA") software tools for integrated circuit design and NTI develops and markets [***] software design tools for subwavelength integrated circuit technologies. Cadence and NTI desire to develop the [***] design methodology [***] jointly, using each company's relevant expertise, technology, and industry experience, to create an integrated design solution [***]. In addition, Cadence desires to receive from NTI, and NTI desires to grant to Cadence, certain licenses to NTI's PSM software to facilitate the marketing and distribution of this solution.

     In consideration of the mutual promises herein, Cadence and NTI agree as follows:

                                   AGREEMENT

1.   DEFINITIONS.  As used in this Agreement:

     1.1  "Agent" of Cadence or NTI means, an individual or entity who is
           -----
authorized to act for or in place of and to bind Cadence or NTI, as the case may be, with respect to dealings or contractual obligations with third parties .

     1.2  "Affiliate" of Cadence or NTI means, respectively, any entity that
           ---------
controls, is controlled by, or is under common control with such party, where "control" means ownership of fifty percent (50%) or more of the outstanding voting securities of the entity in question or the power to otherwise control the voting or affairs of such entity.

     1.3  "Cadence Combined Products" means the Cadence software products that
           -------------------------
are comprised of one or more Cadence Products and one or more NTI Product Components and may also include Developed Software.

     1.4  "Cadence Developed Software" means those portions of the Developed
           --------------------------
Software that are developed solely by Cadence.

     1.5  "Cadence Products" means the Cadence software products listed in
           ----------------
Exhibit A attached hereto and any other commercially released place-and-route,
---------
physical design, and physical verification family of products offered by Cadence or any of its Affiliates [***]


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primarily for the same intended uses as the products listed in Exhibit A.
                                                               ---------

     1.6  "Critical Error" means (i) an Error that stops, prevents or hinders
           --------------
in a material and substantial way design work or production work; (ii) an Error that causes design data corruption; or (iii) any other substantial Error for which there is no reasonably acceptable work around.

     1.7  "Deliverable" means a component of the Developed Software, or any
           -----------
other item, identified as such in the Statement of Work.

     1.8  "Derivative Work" means a derivative work within the meaning of the
           ---------------
U.S. copyright law.

     1.9  "Developed Software" means the new code (which may include, without
           ------------------
limitation, new features of the NTI Product Components and interfaces between the Cadence Products and the NTI Product Components) to be developed by NTI and Cadence jointly or individually as described in the Statement of Work and Specifications or elsewhere in this Agreement.

     1.10 "Development Milestone" means any of the development milestones set
           ---------------------
forth in Exhibit B attached hereto or agreed upon by the parties for the
         ---------
Renewal Term pursuant to Section 14.2.

     1.11 "Documentation" means the manuals and other documentation that NTI
           -------------
generally makes available with the NTI Product Components to end users.

     1.12 "Error Corrections" means any Error corrections, patches, and bug
           -----------------
fixes prepared by or for NTI to any portion of the NTI Product Components or Developed Software.

     1.13 "Error" means any failure of an NTI Product Component or the Developed
           -----
Software to conform to its specifications or the applicable Documentation or to provide consistent and accurate results.

     1.14 "Initial Term" means the period beginning on the Effective Date and
           ------------
ending three (3) years after the Effective Date.

     1.15 "Intellectual Property Rights" means (by whatever name or term known
           ----------------------------
or designated) copyrights, trade secrets, patents, and any other intellectual and industrial property and proprietary rights (excluding trademarks) including registrations, applications, renewals and extensions of such rights.

     1.16 "NTI Developed Software" means those portions of the Developed
           ----------------------
Software that are developed solely by NTI.

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     1.17 "NTI Product Components" means the NTI product components that are
          ----------------------
listed in Exhibit C attached hereto (including any Derivative Works thereof
          ---------
developed pursuant to the Statement of Work and Specifications) and all Updates thereto.

     1.18 "NTI Trademarks" means the NTI trade names, trademarks, and logos set
           --------------
forth in Exhibit D attached hereto.
         ---------

     1.19 "Production Release Milestone" means any of the Cadence production
           ----------------------------
release milestones set forth in Exhibit E attached hereto.
                                ---------

     1.20 "Renewal Term" means the period beginning on the expiration of the
           ------------
Initial Term and ending two (2) years after the expiration of the Initial Term.

     1.21 "Source Code Materials" means, with respect to a software program, the
           ---------------------
human-readable source code for such software program that can be compiled into machine-executable object code, annotated source code listings, flow charts, decision tables, schematics, design details, instructions, and other related technical documentation necessary to understand the design, structure, and implementation of the software program such that a third party programmer reasonably skilled in the programming language used for such source code could maintain, support, and modify the software program without further assistance or references to other materials.

     1.22 "Specifications" means the technical specifications for the Developed
           --------------
Software set forth in Exhibit B, as such specifications may be revised pursuant
                      ---------
to Section 2.5.

     1.23 "Statement of Work" means the description of the work to be done by
           -----------------
the parties in connection with their joint development of the Developed Software set forth in Exhibit B, as such description may be revised pursuant to
             ---------
Section 2.5.

     1.24 "Update" means any new release or version of the NTI Product
           ------
Components or Cadence Products, as the case may be, that is designated by a different version number (e.g., 2.0 instead of 1.0, or 2.1 instead of 2.0) and, with respect to the NTI Product Components, any new software product that (i) uses the same methodology as the NTI Product Components and (ii) is designed primarily for the same intended uses as the NTI Product Components. Moreover, for the purpose of clarification and avoidance of doubt, to the extent that NTI or Cadence integrates the source code for the NTI Product Components or Cadence Products or portions thereof, with additional source code to make new NTI or Cadence products (other than the NTI Product Components or Cadence Products), such additional source code shall not constitute Updates but any improvements to the source code for the NTI Product Components or Cadence Products shall constitute Updates. Also, any source code created by or for NTI in the course of creating customized interfaces between the NTI Product Components and third party products as permitted under this Agreement will not constitute Updates.

2.   DEVELOPMENT AND DELIVERY OF NTI LICENSED TECHNOLOGY.

     2.1  In General.  NTI and Cadence shall work together to jointly develop
          ----------
the Developed Software. NTI and Cadence shall use all commercially reasonable efforts to develop the

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Developed Software in accordance with the schedule set forth in the Statement of
Work, the Specifications, and the Development Milestones. Any failure to conform to the schedule set forth in the Statement of Work shall not be deemed to be a material breach of this Agreement upon which a party may exercise termination rights under Section 14.3 (Termination for Breach), unless a party fails to use all commercially reasonable efforts to meet such schedule.

     2.2  Project Managers.  Each party shall appoint a project manager to act
          ----------------
as liaison with the other party with respect to the development of the Developed Software. Project managers shall participate in review meetings as set forth in the Statement of Work or otherwise by mutual agreement. The project managers shall have primary responsibility for coordinating all major decisions related to joint development of the Developed Software. Each party may replace its project manager from time to time as it deems necessary or appropriate upon written notice to the other party.

     2.3  Engineering Resources; Access to Facilities.  NTI and Cadence shall
          -------------------------------------------
each devote sufficient engineering resources to fulfill its respective obligations under Section 2.1. Each party shall provide the other party with access to its facilities as reasonably necessary in the course of development of the Developed Software. Each party will cause its employees and contractors to comply with the other party's workplace safety and security rules and policies when they are on the other party's premises.

     2.4  Software Tools and Technology.  Each party will have a nonexclusive,
          -----------------------------
royalty-free license until the termination of this Agreement or until development of the Developed Software is complete, whichever occurs first, to use, reproduce, and modify the other party's software products and tools (in object code form and, as mutually agreed by the parties in each instance, in source code form) and other technology as may be reasonably necessary solely for the purpose of fulfilling its specific development obligations under the Statement of Work. Each party's use of the other party's software products and tools and other technology will be subject to the confidentiality provisions in
Section 12.

     2.5  Change Requests.  The parties recognize and acknowledge that the
          ---------------
Statement of Work or the Specifications (or both) may need to be revised as the work described therein continues. The parties shall cooperate and work in good faith to adapt any such revisions as needed in accordance with the procedure set forth in this Section 2.5. Nothing in this Section 2.5 is intended to require NTI to accept any revisions to the Statement of Work or the Specifications if such revisions would require NTI to devote substantially greater resources or incur substantially greater costs than those required under the original Statement of Work or Specifications.

          (a)  Request Procedure.  If either party requests a change to the
               -----------------
Statement of Work or Specifications, it shall submit such request in writing to the other party's project manager. The other party shall respond to the request within five (5) business days, either approving, disapproving, or proposing an alternative to the requested change. If the responding party disapproves of the change, it shall set forth the reasons for its disapproval. The requesting party shall then reply, again within five (5) business days.

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          (b)  Escalation Procedure.  If the parties are unable to agree upon
               -------------------
all aspects of the requested change within the earlier of fifteen (15) business days after the original request for change or the exchange of two sets of requests and responses, then the parties shall, in order to reach agreement, implement the escalation procedure set forth below.

               (i) Within five (5) business days after the most recent response under Section 2.5(a), the requesting party shall again submit a written request to the other party. Such a request, however, must be the joint work of the project manager and at least two other people: one business person and one technical person. Likewise, the responding party shall respond to such change request only after a consultation among the project manager and at least two other people: one business person and one technical person. Such response shall be made within five (5) business days.

               (ii) If the parties do not agree after following the procedure set forth in Section 2.5(b)(i), then the requesting party shall arrange, again within five (5) business days after the latest response, a meeting or conference call, which shall be held at a mutually convenient time but in no event more than ten (10) business days from the completion of the procedure in Section 2.5(b)(i). The project manager and at least one technical and one business person of each party shall participate.

               (iii) If the parties do not agree after following the procedure set forth in Section 2.5(b)(ii), then the requesting party shall arrange, within ten (10) business days after the meeting or conference call in Section 2.5(b)(ii), a face-to-face meeting, which shall be held at a mutually convenient time and location, but in no event later than twenty (20) business days from the completion of the procedure in Section 2.5(b)(ii). A Senior Executive Officer of each party, in addition to its project manager and business and technical people, shall attend such a meeting.

               (iv) In addition to the escalation procedures set forth above, the parties remain free to negotiate, and may come to agreement independently from the escalation procedures.

     2.6  Deliverables.  Each party shall deliver to the other party the
          ------------
Deliverables for which it is responsible under the Statement of Work, in the format and manner specified in the Statement of Work (or, if none is specified, in a mutually acceptable format and manner).

     2.7  Testing and Acceptance.  Upon delivery of a Deliverable by one party
          ---------------------
to the other in accordance with the Statement of Work, the parties will jointly test such Deliverable for conformance to the Specifications and for the absence of Critical Errors. If the results of such testing indicate, to the reasonable satisfaction of both parties, that the Deliverable conforms to the Specifications in all material respects and contains no Critical Errors, such Deliverable will be deemed accepted by the party not obligated to deliver such Deliverable and any Milestone based upon acceptance of such Deliverable will be deemed to have been met.

     2.8  Further Developments.  The parties' project managers will meet
          --------------------
periodically to discuss further improvements to the Developed Software. In addition, either party may suggest additional development efforts to be undertaken regarding the Developed Software. In such

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instances, the parties will discuss in good faith applicable development schedules, technology contributions, allocation of expenses, ownership, and rights of use. However, neither party will be bound by any such discussions unless the parties agree in writing to amend this Agreement or to enter into a new agreement regarding such additional development work.

3.   LICENSE GRANTS.

     3.1  Software License to Cadence.  NTI hereby grants to Cadence the
          ---------------------------
following nonexclusive (subject to Section 4), worldwide licenses, under all of NTI's Intellectual Property Rights in and to the NTI Product Components:

          (a) to use, reproduce, perform and display the NTI Product Components (in object code form only) for Cadence's internal purposes including integration work (with Cadence Products only), testing, support, and demonstrations;

          (b) to use, reproduce, perform and display the NTI Product Components with the Cadence Products (in object code form only) for the purpose of providing Cadence design and methodology services to Cadence customers, [***].

          (c) to reproduce and distribute, and to make, have made, offer for sale, import and sell, the NTI Product Components, in object code form only, solely as incorporated or bundled with the Cadence Products and not on a standalone basis; and

          (d) to reproduce and distribute, and to make, have made, offer for sale, import and sell, the NTI Product Components, in object code form only, on a standalone basis only to those Cadence customers who, as of the Effective Date, already have purchased a license for at least one (1) of the Cadence Products solely for the purpose of allowing such customers to use the NTI Product Components with Cadence Products.

     Such licenses shall be subject to the restrictions set forth in Section
3.3. Cadence may sublicense the rights granted in this Section 3.1 only as follows: (i) Cadence may sublicense the rights to use, reproduce and distribute the NTI Product Components incorporated or bundled with the Cadence Products to its distributors, resellers, OEM customers, VAR customer, and VAD customers; and
(ii) Cadence may sublicense the rights to use and reproduce the NTI Product Components to its end-user customers, solely for the purpose of allowing such end-user customers to use the NTI Product Components with Cadence Products.

     3.2  Documentation License to Cadence.  NTI grants to Cadence a
          --------------------------------
nonexclusive (subject to Section 4), worldwide license, under all of NTI's Intellectual Property Rights in and to the Documentation, to use, reproduce, perform, display, distribute, and to make, have made, offer for sale, import and sell the Documentation solely to the extent that the Documentation is to be used in connection with the Cadence Combined Products or the NTI Product Components on a stand-alone basis as permitted under Section 3.1(d) above. Cadence may sublicense the right to reproduce and distribute the Documentation solely to the extent that it is to be used in connection with the


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Cadence Combined Products (or the NTI Product Components on a stand-alone basis as permitted under Section 3.1(d) above) to its distributors, resellers, OEM customers, VAR customers and VAD customers.

     3.3  Restrictions.  Cadence shall not itself, or through any Affiliate,
          ------------
Agent, or third party: (a) sell, lease, license, or sublicense the NTI Product Components or the Documentation (except as expressly permitted in Section 3.1 and 3.2), (b) decompile, disassemble, reverse engineer, or otherwise attempt to derive source code from the NTI Product Components, in whole or in part, except to the extent such restriction is prohibited by applicable law; (c) modify or create Derivative Works from the NTI Product Components (except as may be expressly allowed under Sections 2.4 and 15); or (d) use the NTI Product Components to provide processing services to third parties (except as expressly permitted under Section 3.1) or otherwise use the NTI Product Components on a service bureau basis.

     3.4  Copyright Notices.  Cadence agrees that it will not remove any
          -----------------
copyright notices, proprietary markings, trademarks, or trade names from the NTI Product Components or Documentation.

     3.5  Software License Terms.  Cadence shall use its then-current standard
          ----------------------
form software license terms for marketing and licensing the NTI Product Components under this Agreement. Cadence shall include in its standard form software license terms warranty disclaimer and limitation of liability provisions for the benefit of NTI. Cadence acknowledges and agrees that the licenses granted to Cadence under this Agreement and by Cadence to its customers pursuant to such licenses do not include a license under any NTI patents to make or have made products made of silicon or other semiconductor materials and Cadence agrees to include the text message set forth below in the log file of the NTI Product Components or otherwise to implement procedures reasonably calculated to ensure that no express or implied licenses are granted to its customers to make or have made products made of silicon or other semiconductor materials. NTI agrees that Cadence may refer to NTI as a "third party" in the standard form license terms. The message to be inserted in the log file is:
"Please be advised that your license to use this software does not give you a license under any patents of Numerical Technologies, Inc. to make or have made products made of silicon or other semiconductor materials."

     3.6  Trademark License to Cadence.  Cadence shall display NTI Trademarks
          ----------------------------
with any marketing, promotional, or advertising literature pertaining to the Cadence Combined Products. NTI grants to Cadence a nonexclusive, worldwide license to use the NTI Trademarks during the term of this Agreement solely in connection with the NTI Product Components as part of the Cadence Combined Products, with the Documentation and in conjunction with any other marketing, promotional, or advertising literature pertaining to the Cadence Combined Products. Cadence shall comply with any and all reasonable and customary guidelines provided by NTI in writing concerning the use of the NTI Trademarks. To enable NTI to monitor the use of the NTI Trademarks, Cadence shall provide, as requested by NTI from time to time, samples of all items and materials to which an NTI Trademark has been applied. Cadence shall obtain no rights with respect to any of the NTI Trademarks, other than the rights set forth herein. At NTI's written request, Cadence shall assign to NTI any such right, title, and interest exceeding the rights granted herein

                                      -7-
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that it may obtain in the NTI Trademarks and the associated goodwill. All goodwill arising out of any uses of the NTI Trademarks will inure solely to the benefit of NTI.

4.   EXCLUSIVITY.

     4.1  Limits on NTI's Activities. [***]
          --------------------------


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     4.2  Permitted NTI Activities.  [***]
          ------------------------

     4.3  Limits on Cadence's Activities.  [***]
          ------------------------------



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5.   FEES.

     5.1  Payment Amounts During Initial Term.  Subject to Section 5.4,
          -----------------------------------
Cadence shall pay NTI a license fee for license of the NTI Product Components ("License Fee") in the amount of [***] and shall pay NTI a fee for training and support regarding the NTI Product Components ("Service Fee") in the amount of [***] during the Initial Term. During the Initial Term, the License Fee and Service Fee shall be paid in accordance with the schedule set forth in Exhibit F
                                                                       ---------
attached hereto and Section 5.3 below. Other than the fees described in this
Section 5.1, no other royalties or payments shall be payable by Cadence to NTI for the license of the NTI Product Components during the Initial Term or, to the extent that Cadence's rights under this Agreement survive the expiration or termination of this Agreement, after such expiration or termination.

     5.2  Payments Amounts During Renewal Term.  If Cadence exercises its
          ------------------------------------
option to renew the term of this Agreement under Section 14.2, Cadence shall pay NTI an additional License Fee in the amount of [***] and an additional Service Fee in the amount of [***] during the Renewal Term. During the Renewal Term, the License Fee and the Service Fee shall be paid in accordance with a schedule to be mutually agreed upon by the parties before the commencement of the Renewal Term. Other than the fees described in this Section 5.2, no other royalties or payments shall be payable by Cadence to NTI for the license of the NTI Product Components during the Renewal Term or, to the extent that Cadence's rights under this Agreement survive the expiration or termination of this Agreement, after such expiration or termination.

     5.3  Payment Terms.  Payments will be made as indicated in Exhibit F,
          -------------                                         ---------
provided that all Development Milestones scheduled to be completed on or before the dates of such payments have in fact been completed. If any one or more of such Development Milestones have not been completed before a scheduled payment date and the failure to complete such Development Milestones was not caused directly and primarily by Cadence's failure to perform its obligations under the Statement of Work, Cadence may withhold the scheduled payment (or payments) until all such Development Milestones have been completed. If any one or more such Development Milestones have not been completed before a scheduled payment date and the failure to complete such Development Milestones was caused directly and primarily by Cadence's failure to perform its obligations under the Statement of Work, Cadence will make the scheduled payment (or payments) in accordance with Exhibit F.
                ---------

     5.4  Reduced Fees.  [***]
          ------------

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     5.5  No Withholding.  Cadence understands and agrees that, in the event
          --------------
of NTI's material breach of its training and support obligations, Cadence shall not be entitled to withhold payment of License Fees hereunder.

6.   PROPRIETARY RIGHTS.

     6.1  Cadence Products.  The parties agree that, as between the parties,
          ----------------
Cadence retains all right, title, and interest in and to the Cadence Products and in all Intellectual Property Rights therein.

     6.2  NTI Products.  The parties agree that, as between the parties, NTI
          ------------
retains all right, title, and interest in and to the NTI Product Components and Derivative Works thereof and in all Intellectual Property Rights therein.

     6.3  [***].


     6.4  Developed Software.  Except to the extent that Developed Software is
          ------------------
covered by Section 6.1, 6.2 or 6.3:

          (a)  Joint Ownership.  Except as set forth in this Section 6.4, the
               ---------------
parties intend that each party hereto will have an equal and undivided one-half (1/2) joint ownership interest in the Developed Software and all Intellectual Property Rights related thereto. Each party shall have the right to use and exploit such jointly owned Developed Software subject to the provisions of
Section 4 and subject to each party's obligation to keep the source code of such jointly owned Developed Software confidential according to the terms of Section
10. Neither party shall have any duty of accounting to the other party with respect to such joint ownership interest. Notwithstanding the foregoing provisions of this Section 6.4, the parties further agree that with respect to any current or future patents on inventions which are embodied in the Developed Software or portions thereof for which NTI personnel are the sole inventors or for which Cadence personnel are the sole inventors, then NTI or Cadence, as the case may be, shall retain sole ownership of and shall have the exclusive right to apply for and register such patents. Each party hereby grants to the other party a nonexclusive, nontransferable (except as set forth in Section 16) license under such patents to make, have made, use, sell, offer for sale and import the Developed Software solely as permitted under this Section 6.4 and subject to the restrictions set forth in this Section 6.4 with respect to the Developed Software, including the right to grant sublicenses under such patents within the scope of such party's


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rights with respect to the Developed Software hereunder, provided that such patent sublicenses may only be granted in conjunction with a sublicense to the Developed Software and shall be of the same scope as the sublicense to the Developed Software. Each party will give the other party reasonable prior notice in writing of any patent applications based upon the Developed Software for which such party believes it is entitled to exclusive ownership under this
Section 6.4(a); the parties will attempt to resolve any disputes regarding such claims of exclusive ownership in accordance with Section 13.

          (b)  Assignment.  Each party hereby unconditionally and irrevocably
               ----------
assigns to the other party the joint ownership interest set forth in Section 6.4(a) with respect to the portions of the Developed Software developed by such party.

          (c)  Applications and Registrations.  To the extent that an
               ------------------------------
application, registration, or other governmental procedure (collectively, a "Procedure") is required to obtain, perfect, or protect any Intellectual Property Right that the parties may jointly own pursuant to Section 6.4(a) (for example, registering a copyright on any software included in the Developed Software) and either party desires to pursue such Procedure, such party shall first consult with the other party. If the other party desires to participate in such Procedure, the parties shall then jointly and cooperatively pursue such Procedure, in which event they shall bear all costs equally and jointly own any rights thereby obtained. If a party declines to participate in such Procedure, the other party shall then have the right to pursue such Procedure alone, in which case such other party shall bear all costs of and, notwithstanding Section 6.4(a), exclusively own all rights resulting from, such Procedure. Notwithstanding the foregoing, each party will notify the other party before filing any patent application for any portion of the Developed Software, regardless of whether such portion of the Developed Software is jointly owned or is exclusively owned by one party pursuant to Section 6.4(a). Such notice will be subject to the confidentiality provisions in Section 12.

          (d)  Actions Against Third Party Infringers.  Each party shall
               --------------------------------------
promptly notify the other party if such former party becomes aware of any possible infringement or misappropriation by a third party of any of the Developed Software or Intellectual Property Rights in which the parties share a joint ownership interest under Section 6.4(a). If either party desires to take any action against such an infringing or misappropriating third party, such party shall first notify the other party hereto and consult with such other party regarding such action. If the other party desires to participate in such action, the parties will then jointly and cooperatively pursue such action, in which event they will bear all costs equally and share in any damages or other recoveries equally. Either party may at any time decide not to participate further in any such action, in which case any further costs will be born by and all damages and other recoveries shall be received by the party that continues to pursue such action. If a party declines to participate in any such action, the other party will then have the right to pursue such action alone, and will bear all costs of and receive all damages and other recoveries from such action. Notwithstanding the foregoing, if a party declines to participate in such an action or withdraws from such an action, such party will nevertheless, at the request of the other party, cooperate with the other party, at the cost of the other party and subject to any reasonable conditions (including indemnification against counterclaims by the third party), to the extent necessary to enable the other party to pursue such action effectively.

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     6.5  Cooperation.  Each party shall execute all documents and take such
          -----------
further actions as may be reasonably required to evidence, perfect, or enforce any assignment of rights set forth in this Section 6.

7.   TRAINING AND SALES SUPPORT.

     7.1  Training of Cadence Employees.  During the Initial Term and any
          -----------------------------
Renewal Term, NTI will provide to Cadence employees up to two training classes (one for development engineers and one for application engineers) for a total of seven (7) days per quarter regarding the NTI Product Components and Developed Software. All training classes shall be provided at locations to be mutually agreed upon by the parties. Any additional training shall be provided to Cadence by NTI at an additional charge to be mutually agreed upon by the parties. For purposes of this Section 7, "days" do not include travel time to or from locations where NTI provides training or support pursuant to this Section 7.

     7.2  Joint Sales Calls.  Two (2) NTI employees shall participate with
          -----------------
Cadence in sales calls for up to three (3) weeks per quarter, made to prospective customers for the Cadence Combined Products during the Initial Term and any Renewal Term.

     7.3  [***].


     7.4  Joint Marketing Efforts.  NTI and Cadence agree to take reasonable
          -----------------------
commercial steps to coordinate their respective efforts to market the NTI Product Components and to create joint marketing collateral regarding the NTI Product Components and Cadence Combined Products.

     7.5  Training of Cadence End Users.  Cadence shall have the sole
          -----------------------------
responsibility for conducting end-user training for the Cadence Combined
Products.

     7.6  Cadence End User Support.  Cadence shall be solely responsible for
          ------------------------
providing product technical support to all end-users of the Cadence Combined Products.

8.   UPDATES AND SUPPORT OF CADENCE.

     8.1  Updates.  During the Initial and Renewal Terms, NTI shall deliver to
          -------
Cadence any Updates to the NTI Product Components that NTI has prepared upon commercial release thereof. NTI agrees that it will not rename the NTI Product Components in order to avoid providing Cadence with Updates that Cadence is entitled to under this Section 8.1. During the Renewal Term (if any), NTI will use commercially reasonable efforts to furnish Cadence with Updates containing specific enhancements reasonably requested by Cadence or a customer of Cadence, if NTI can develop such enhancements without devoting substantial additional resources or incurring substantial additional costs.

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

     8.2  Back-Up Support and Error Corrections.  During the Initial and Renewal
          -------------------------------------
Terms, NTI shall provide to Cadence back-up support for the NTI Product Components and Developed Software as follows:

          (a)  Error Correction.  NTI will use reasonable commercial efforts
               ----------------
to provide an Update to correct any Errors in the NTI Product Components or Developed Software reported by Cadence. Such efforts will include, as appropriate, (i) reviewing the Error with Cadence, (ii) gathering additional information about the Error, (iii) analyzing the Error to determine its cause,
(iv) providing an Error solution (which may be an Update or a workaround, if already known), and (v) when required providing an Update that corrects the Error. When available, Updates will be delivered promptly to Cadence at no additional cost. NTI will provide Cadence with an estimate of how long it will take to correct the Errors reported by Cadence (in accordance with Section 8.2(b)) and will keep Cadence informed of the progress of the problem resolution.

          (b)  Error Classification and Response. Cadence and NTI will jointly
               ---------------------------------
classify Errors reported by Cadence as follows: "Fatal" means an Error that prevents the product from performing any useful work; "Severe Impact" means an Error that disables a major or essential function or functions (other than Fatal Errors); "Degraded Operations" means an Error that disables one or more non-essential functions; and "Minor" means all other Errors. NTI will use reasonable commercial efforts to confirm receiving a report of an Error, provide a workaround or temporary fix including Documentation changes, and provide an Update correcting the Error as follows:

Severity                     Confirm Report              Temporary Fix                 Update
-----------------------------------------------------------------------------------------------------
Fatal                   1 business day            Continued effort until       6 days
                                                  corrected
-----------------------------------------------------------------------------------------------------
Severe Impact           1 business day            5 business days              20 days
-----------------------------------------------------------------------------------------------------
Degraded Operations     2 business day            15 business days             60 days
-----------------------------------------------------------------------------------------------------
Minor                   5 business day            To be determined on a        To be determined on a
                                                  case-by-case basis           case-by-case basis
-----------------------------------------------------------------------------------------------------

NTI will provide to Cadence sufficient advance notice of any planned Updates as soon as such plans are made by NTI so as to enable Cadence to adapt its interfaces to the NTI Product Components and Developed Software in a timely manner.

9.   [***].

     9.1  [***].

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

[***].

     9.2  [***].

     9.3  Assignability.  The right [***] under this Section 9 is not
          -------------
assignable by Cadence without the prior written consent of NTI, except to Affiliates of Cadence in connection with an assignment of this entire Agreement as part of an internal restructuring or reorganization of Cadence not involving any combination with any third party (other than third parties that either are Affiliates of Cadence as of the Effective Date or are formed in connection with such internal restructuring or reorganization).

     9.4  Fiduciary Duties.  Notwithstanding anything to the contrary above, the
          ----------------
Board shall review all Acquisition Offers in compliance with its fiduciary duties under law and any other applicable laws.

     9.5  Remedies.  NTI acknowledges that any breach of this Section 9 by NTI
          --------
would cause irreparable harm to Cadence for which monetary damages would be inadequate and, therefore, Cadence will be entitled to immediate injunctive relief, without the requirement of posting bond, to prevent any continuing or threatened breach of this Section 9 by NTI.

     9.6  Termination.  The rights and obligations under this Section 9 shall
          -----------
terminate upon the earliest to occur of the events described in clauses (i) or
(ii) below (provided, in the case of clause (ii), that NTI shall have complied with the provisions of this Section 9 prior to consummating the transactions described in such clause (ii)). The events referred to above are: (i) the closing of the initial public offering of NTI, and (ii) a sale of substantially all of the assets of NTI or a merger or consolidation of NTI with or into another corporation or entity pursuant to which the shareholders immediately prior to such merger or consolidation hold less than fifty percent (50%) of the voting equity securities of the surviving or acquiring entity immediately following such merger or consolidation.

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

10.  LIMITED WARRANTIES AND DISCLAIMER.

     10.1 Limited Warranty.  NTI warrants that, at the time of delivery to
          ----------------
Cadence, the unmodified NTI Product Components (including any and all Updates), and the Developed Software (excluding any Cadence Developed Software) (collectively defined for the purposes of this Article 10 as the "NTI Warranted Software") and delivered to Cadence will be complete and functioning and that, for a period of six (6) months from the date of delivery or ninety (90) days from the date of the first commercial shipment by Cadence of such NTI Warranted Software (whichever is shorter) (the "Warranty Period"), the NTI Warranted Software delivered to Cadence will have no Critical Errors under normal use. NTI's entire liability and Cadence's exclusive remedy under this warranty will be, at NTI's option, to use reasonable commercial efforts to attempt to correct any Critical Errors or to replace the NTI Warranted Software with functionally equivalent software. If NTI is unable to correct any Critical Error in the NTI Warranted Software and delivered to Cadence within sixty (60) days after such Critical Error is reported to NTI by Cadence, then (a) in the case of a Critical Error in the initial version of the NTI Warranted Software delivered to Cadence under this Agreement, Cadence will have the right to terminate this Agreement by written notice to NTI and NTI will pay to Cadence an amount equal to the sum of License Fee and Service Fee payments made by Cadence prior to such termination, or (b) in the case of a Critical Error in an Update to the NTI Product Components delivered to Cadence under this Agreement, Cadence will have the right to terminate Section 8 of this Agreement and NTI will pay to Cadence an amount equal to Service Fee payments made by Cadence since the last Update delivered but at least the most recent payment, in each case provided that Cadence reports such Critical Error to NTI within the applicable Warranty Period. If a Critical Error is caused by the portions of the Cadence Developed Code, Cadence will provide NTI with engineering resources as necessary to correct the Critical Error, and (a) NTI will not be responsible for any failure to correct the Critical Error within sixty (60) days if Cadence fails to provide such engineering resources and (b) shall be relieved of any obligations under this Section 10.1 to the extent failure to fulfill the obligation is caused directly and primarily by such Critical Error.

     10.2 Exclusions.  The warranties under Section 10.1 will not extend to
          ----------
problems that result from: (i) Cadence's failure to implement all Updates to the NTI Product Components issued to Cadence by NTI (unless such Update causes or contains the Critical Error); (ii) any alterations of or additions to the NTI Warranted Software performed by or at the direction of parties other than NTI;
(iii) misuse of the NTI Warranted Software; or (iv) use of the NTI Warranted Software in conjunction with products not supplied or approved by NTI.

     10.3 Necessary Rights.  NTI represents and warrants to Cadence that NTI
          ----------------
has all rights necessary to grant to Cadence the licenses granted to Cadence in this Agreement.

     10.4 No Viruses.  NTI represents and warrants to Cadence that the NTI
          ----------
Warranted Software delivered to Cadence under this Agreement, will not contain any computer software code, routines, or devices (other than as set forth in the documentation accompanying such software or code) designed to alter, disable, damage, erase, or impair the use of software or data without the user's knowledge and consent, and that NTI will use commercially reasonable efforts, including the use of commercially available virus detection software, to ensure that the media on which the NTI Warranted Software are delivered to Cadence do not contain any such code.

     10.5  Year 2000 Compliance.  During the applicable Warranty Period, NTI
           --------------------
warrants that the NTI Warranted Software will accurately process and handle (including calculating, comparing and sequencing) date and time data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, to the extent that other information technology used in combination with the NTI Warranted Software properly exchange date and time data with it. NTI's entire liability and Cadence's exclusive remedy under this warranty will be, at NTI's option, to use reasonable commercial efforts to attempt to correct any failure of the NTI Warranted Software to be Year 2000 compliant as described above, unless such failure also constitutes a Critical Error, in which case Cadence will also have the remedies available under Section 10.1.

     10.6  Exclusive Warranties.  Except for the express warranties stated in
           --------------------
Section 10 above, NEITHER PARTY MAKES ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY AND BOTH PARTIES DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NTI disclaims any warranty that the NTI Warranted Software delivered to Cadence under this Agreement will be capable of productive use if not used with the Cadence Products.

11.  INDEMNIFICATION AND LIMITATION OF LIABILITY.

     11.1  Indemnification.
           ---------------

               (a) NTI and Cadence (the "Indemnifying Party"), as the case may be, agrees, at its own expense, to defend or at its option settle, any third party claim, suit or proceeding (collectively, "Action") brought against the other party (the "Indemnified Party") to the extent such Action results from actual or alleged infringement (whether direct, contributory, by inducement, or otherwise) by [***]; provided, that the Indemnifying

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Party shall have sole control of any such Action or settlement negotiations, and the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from, subject to the limitations hereinafter set forth, any settlement amounts or final judgment entered against the Indemnified Party on such issue in any such Action (regardless of characterization of types of damage). The Indemnified Party will (i) notify the Indemnifying Party promptly in writing of such an Action, (ii) give the Indemnifying Party sole control and authority to proceed as contemplated herein, and (iii) give the Indemnifying Party proper and full information and assistance to settle and/or defend any such Action. Failure by the Indemnified Party to notify the Indemnifying Party promptly in writing of such an Action will relieve the Indemnifying Party of its obligations under this
Section 11.1 only to the extent that the Indemnifying Party's ability to defend the Action is prejudiced by such lack of notice. The Indemnifying Party further agrees to indemnify and hold the Indemnified Party harmless for the Indemnified Party's reasonable costs and expenses (including reasonable attorneys' fees) incurred in analyzing and tendering to the Indemnifying Party any such Action, provided that the Indemnified Party fulfills its obligations under clauses (i),
(ii) and (iii) of this Section 11.1. In addition, in the event that the Indemnifying Party fails to assume the defense of any such Action, and provided that the Indemnified Party has fulfilled its obligations under clauses (i), (ii) and (iii) above, then the Indemnified Party may give the Indemnifying Party written notice of such failure and an opportunity to cure such failure within thirty (30) business days. In the event that the Indemnifying Party does not assume the defense of such Action within such cure period, then the Indemnifying Party shall further be obligated to indemnify and hold the Indemnified Party harmless for the Indemnified Party's reasonable costs and expenses (including reasonable attorneys' fees) incurred in the defense or settlement of such action.

          (b) If it is adjudicatively determined, or if NTI reasonably believes, that the NTI Indemnified Software or any part thereof infringes any patent, copyright, trade secret, trademark or other Intellectual Property Right of a third party, then NTI may, and if the sale, distribution, or use of the NTI Indemnified Software by Cadence is, as a result, enjoined, then NTI shall, at its option and expense: (a) procure for Cadence the rights under such patent, copyright, trade secret, trademark or other Intellectual Property Right needed for Cadence to exercise all of its rights under this Agreement with respect to the NTI Indemnified Software, or such part thereof; or (b) replace the NTI Indemnified Software, or parts thereof, with non-infringing suitable products or parts with the same functionality (or better) as the infringing NTI Indemnified Software or parts; or (c) suitably modify the NTI Indemnified Software, or part thereof, to become non-infringing and have the same functionality or better; or
(d) if none of the foregoing is feasible and Cadence's continued use and distribution of the infringing NTI Indemnified Software (or part thereof) has been finally enjoined, accept return of such NTI Indemnified Software, or part thereof, terminate distribution or sale thereof, and pay to Cadence an amount equal to a portion of the License Fees previously paid (and reduce the License Fees still to be paid by an amount) commensurate with the value of such NTI Indemnified Software (or part thereof) compared to the value of all the NTI Product Components and Developed Software. NTI will not be liable for any costs or expenses incurred without its prior written authorization, or for any installation costs of replaced NTI products. Any settlement that restricts Cadence's ability to continue using or distributing any NTI Indemnified Software in accordance with this Agreement will not be binding on Cadence unless approved in writing by an authorized officer of Cadence (which approval will not be unreasonably withheld). If any settlement restricts Cadence's ability to continue using or distributing any NTI

Indemnified Software in accordance with this Agreement, the parties will negotiate in good faith a commensurate reduction in the License Fees.

     11.2  Limitation of Liability.  EXCEPT WITH RESPECT TO BREACH OF SECTIONS
           -----------------------
12 (CONFIDENTIALITY), 3 (LICENSE GRANTS), 4 (EXCLUSIVITY) AND 9 (RIGHT TO MATCH ACQUISITION OFFER) AND EXCEPT WITH RESPECT TO LIABILITY UNDER SECTION 11.1 (INDEMNIFICATION), NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOST PROFITS OR BUSINESS OPPORTUNITIES, LOST DATA, OR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR RELIANCE DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE. THESE LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. [***]

12.  CONFIDENTIALITY.

     12.1  Definition.  The term "Confidential Information" shall mean any
           ----------
information disclosed by one party to the other party in connection with this Agreement which is disclosed in writing, electronically, orally or by inspection and which a party has a reasonable basis to believe is treated as confidential by the other party.

     12.2  Obligation.  Each party shall treat as confidential all Confidential
           ----------
Information received from the other party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other party's prior written consent. Each party shall take reasonable measure to prevent the disclosure and unauthorized use of Confidential Information of the other party for a period from the time of disclosure until the later to occur of
(i) the date five (5) years after such disclosure, or (ii) the expiration or termination of this Agreement.

     12.3  Exceptions.  Notwithstanding the above, the restrictions of this
           ----------
Section 12 shall not apply to information that:

          (a) was independently developed by the receiving party without any use of the Confidential Information of the other party and by employees or other agents of (or independent contractors hired by) the receiving party who have not been exposed to the Confidential Information as demonstrated by written documentation;


[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (b) becomes known to the receiving party, without restriction, from a third party without breach of this Agreement and who had a right to disclose it;

          (c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party; or

          (d) was rightfully known to the receiving party, without restriction, at the time of disclosure.

     12.4  Government Order.  If a receiving party is required under an order or
           ----------------
requirement of a court, administrative agency, or other governmental body to disclose any Confidential Information, then such receiving party shall provide prompt notice thereof to the other party and shall use its reasonable commercial efforts to obtain a protective order or otherwise prevent public disclosure of such information.

     12.5  Residuals.  This Section 12 is not intended to prevent the receiving
           ---------
party from using Residual Knowledge, subject to any valid patents and copyrights of the disclosing party. "Residual Knowledge" means ideas, concepts, know-how, or techniques related to the disclosing party's technology or general skill, knowledge, talent and expertise that are retained in the unaided memories of the receiving party's employees who have had access to the Confidential Information of the disclosing party, but in no event including Confidential Information relating to the Source Code Materials of the NTI Product Components to the extent that Cadence employees gain access to such Source Code Materials under this Agreement or of the Cadence Products to the extent that NTI employees gain access to such Source Code Materials under this Agreement. An employee's memory is considered unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.

13.       DISPUTE RESOLUTION.

     If NTI and Cadence are unable to resolve any dispute, controversy, or claim arising from this Agreement between them, then, prior to exercising its right to terminate under any provision of this Agreement or (in the case of a dispute over whether Cadence has met the Production Release Milestones) prior to NTI entering into an OEM or distribution agreement with [***] as permitted under
Section 4.2, either NTI or Cadence shall, by written notice to the other, first have such dispute referred to a Senior Vice President (or equivalent) of NTI and Cadence, for attempted resolution by good faith negotiations within ten (10) business days after such notice is received. If not resolved within such ten
(10) business day period, the parties shall escalate the dispute to their respective Chief Operating Officers (or equivalent) for resolution within thirty
(30) business days after expiration of the initial ten (10) day period. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by face-to-face meetings within ten (10) business days and at mutually convenient times within the period stated above.

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

14.       TERM AND TERMINATION.

     14.1  Term.  The term of this Agreement shall commence on the Effective
           ----
Date and, unless terminated earlier as provided under Section 14.3 or renewed as provided under Section 14.2, shall expire at the end of the Initial Term.

     14.2  Option to Renew.  Cadence shall have the option of renewing this
           ---------------
Agreement for the Renewal Term by giving NTI written notice of its intent to exercise such option on or before the date that is 270 days before the expiration of the Initial Term.

     14.3  Termination for Breach.  If either party (the "Breaching Party")
           ----------------------
materially breaches any term or condition of this Agreement, the other party (the "Non-Breaching Party") may give written notice of such breach to the Breaching Party. The Breaching Party will then have ten (10) days to notify the Non-Breaching Party if the Breaching Party believes it has not materially breached this Agreement, in which case the parties will attempt to resolve the dispute in accordance with Section 13. If the Breaching Party acknowledges in writing that it has materially breached this Agreement or fails to provide such notice to the Non-Breaching Party within this ten (10) day period, or if the parties are unable to resolve the dispute in accordance with Section 13, then the Breaching Party will have thirty (30) days to cure the breach. If the Breaching Party is unable to cure the breach within this thirty (30) day period, the Non-Breaching Party may terminate this Agreement by written notice to the Breaching Party at any time within thirty (30) days following the end of such thirty (30) day period.

     14.4  [***].

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

[***]

     14.5  Termination for Force Majeure.  Each party will have the right to
           -----------------------------
terminate this Agreement pursuant to Section 17.8.

     14.6  Effect of Termination.  Except as otherwise specifically set forth in
           ---------------------
this Agreement, the following sections shall survive the expiration or termination, for any reason, of this Agreement: 1 (Definitions), 6 (Proprietary Rights), 10 (Limited Warranties and Disclaimer), 11 (Indemnification and Limitation of Liability), 12 (Confidentiality), 16 (Assignment), and 17 (Miscellaneous). All other Sections and all licenses hereunder shall terminate upon the expiration or termination, for any reason, of this Agreement except as provided in Sections 14.4 (only with respect to the portion relating to termination pursuant to Section 14.4(b)), 14.6, 14.7, 14.8, 14.9, 14.10, 14.11,
15.3 and 15.4 below.

     14.7  [***].

     14.8  [***].

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

     14.9  Termination for Cadence's Failure to Achieve Development Milestone.
           ------------------------------------------------------------------
If any Development Milestone is not met by the corresponding completion date set forth in Exhibit B and such failure was caused directly and solely, or directly
         ---------
and primarily, by Cadence's failure to perform its obligations under the Statement of Work, NTI may notify Cadence in writing of such failure. Cadence will then have thirty (30) days to perform its obligations. If Cadence performs its obligations within this thirty (30) day period, this Agreement will remain in full force and effect. If Cadence does not perform its obligations within this thirty (30) day period and the cause of the failure to meet the Development Milestone was directly and solely Cadence's failure to perform its obligations under the Statement of Work, NTI may, at its option, by written notice to Cadence effective immediately either (a) terminate this Agreement or (b) terminate the exclusivity provisions in Section 4, in which latter case all future payments of License Fees and Support Fees will be reduced by fifty percent (50%). If Cadence does not perform its obligations within this thirty
(30) day period and the cause of the failure to meet the Development Milestone was directly and primarily Cadence's failure to perform its obligations under the Statement of Work, then NTI will have no right to terminate this Agreement but NTI will have the option to terminate effective immediately, by written notice to Cadence, the exclusivity provisions in Section 4, in which case all future payments of License Fees and Support Fees will be reduced by fifty percent (50%).

     14.10 Rights upon Expiration. Upon the expiration of the Renewal Term (or,
           ----------------------
if none, the Initial Term), Cadence shall only have the right to ship the then-current version of the NTI

Product Components available at the time of such expiration to the Cadence Combined Products to Cadence customers who, prior to such expiration, already purchased the Cadence Combined Product; provided that, Cadence shall only be permitted to continue such shipments until the end of life of the release of the Cadence Combined Products which were being shipped at the time of the expiration.

     14.11  Updates.  In any case of termination of this Agreement, after such
            -------
termination NTI will have no obligation under this Agreement to provide Updates to Cadence.

     14.12  Return of Materials.  Upon the expiration or termination of this
            -------------------
Agreement for any reason, and except for copies of such items as may be reasonably required by NTI to exercise any surviving rights or fulfill any surviving obligations, NTI shall promptly (i) return to Cadence the originals and all copies (in tangible form or stored in storage or memory devices) of all Cadence Materials, all Confidential Information of Cadence and all other material provided hereunder by Cadence in NTI's possession or control; and (ii) provide Cadence with a written statement certifying that it has complied with the foregoing obligations. Upon the termination of this Agreement for any reason, and except for such items as may be reasonably required by Cadence to exercise any surviving rights or fulfill any surviving obligations, Cadence shall promptly (a) return to NTI the originals and all copies (in tangible form or stored in storage or memory devices) of all Confidential Information of NTI and all other material provided hereunder by NTI in Cadence's possession or control; and (b) provide NTI with a written statement certifying that it has complied with the foregoing obligations.

     14.13  Remedies Cumulative.  If Cadence elects to terminate this Agreement
            -------------------
due to a material breach by NTI, such termination will be Cadence's sole and exclusive remedy for such breach. Except as specifically set forth in this Agreement, termination shall be in addition to all other legal or equitable remedies available to either party.

15.       ESCROW.

     15.1   Escrow Account.  Within ninety (90) days after the production freeze
            --------------
completion date for each portion of the NTI Product Components and Developed Software, NTI shall place and maintain current in an escrow account with an escrow agent in California selected by Cadence and reasonably acceptable to NTI a complete copy of the Source Code Materials for the NTI Product Components and Developed Software and any Updates that Cadence is licensed to use hereunder. Cadence shall have the right at any time to contact the escrow agent for the purpose of confirming that the Source Code Materials are in the escrow account and verifying the instructions to the escrow agent to release the Source Code Materials under the circumstances specified in Section 14.2 below. Cadence shall bear all fees, expenses and other charges of the escrow agent to open and maintain such escrow account.

     15.2   Release.  The escrow agreement between Cadence, NTI and the escrow
            -------
agent will provide that, if (a) Cadence seeks release of the Source Code pursuant to Section 14.4 (a "Development Default"), or (b) NTI (or its successors or assigns) liquidates, makes general assignment for the benefit of creditors, or ceases doing business as a going concern or ceases to support the NTI Product Components or commits a material and ongoing breach of its support obligations under Section 8.2 above that is not cured within thirty (30) days of written notice from Cadence (a "Non-Development Default"), then, upon notice thereof by Cadence to NTI and the escrow agent, the escrow agent shall deliver the Source Code Materials to Cadence. If NTI disputes Cadence's right to the Source Code Materials, the matter shall be referred to arbitration or a court of jurisdiction.

     15.3  Licenses.  If the Source Code Materials are delivered to Cadence as a
           --------
result of a Development Default, Cadence will have the license, rights, and obligations provided in paragraph (a) below. If the Source Code Materials are delivered to Cadence as a result of a Non-Development Default, Cadence will have the license, rights, and obligations provided in paragraph (b) below. In either case, (i) Cadence shall not distribute, sell, or sublicense the Source Code Materials, (ii) the Source Code Materials shall be subject to the confidentiality provisions set forth in Section 12, (iii) Cadence shall restrict disclosure of the Source Code Materials to those within its organization who need to use it for the purposes allowed under the applicable license, and shall keep it in a secure, locked location when not in use, and (iv) NTI shall retain all right, title, and interest in and to the Source Code Materials initially delivered to Cadence.

               (a) Development Default. NTI hereby grants to Cadence a
                   -------------------
nonexclusive, worldwide, fully paid and royalty-free, perpetual and irrevocable (except as provided below) license to use, reproduce, modify, and create Derivative Works from the Source Code Materials in order to (i) complete the development work described in the Statement of Work, (ii) correct Errors in the NTI Product Components, maintain the compatibility of the NTI Product Components with the Cadence Products and third party software used in conjunction with the NTI Product Components, and provide minor functionality enhancements to the NTI Product Components consistent with the enhancements being made to the Cadence Products, and (iii) use, reproduce, distribute, make, have made, offer for sale, import, sell, and support the NTI Product Components in object code form pursuant to the licenses granted to Cadence in Section 3.1. The object code derived from the source code so modified shall be deemed to be Developed Software and the parties' respective rights in such code will be as provided in
Section 6. The license granted in this paragraph (a) shall survive termination of this Agreement in accordance with Section 14 if the escrow provisions were triggered prior to termination or expiration of this Agreement, but Cadence may not trigger the escrow provisions post-termination or expiration.

               (b) Non-Development Default. NTI hereby grants to Cadence a
                   -----------------------
nonexclusive, worldwide, fully paid and royalty-free, perpetual and irrevocable (except as provided below) license to use, reproduce, modify, and create Derivative Works from the Source Code Materials solely to correct Errors in the NTI Product Components, to maintain the compatibility of the NTI Product Components with the Cadence Products and third party software used in conjunction with the NTI Product Components, and to provide minor functionality enhancements to the NTI Product Components consistent with the enhancements being made to the Cadence Products. The object code derived from the source code so modified shall be deemed to be NTI Product Components hereunder and subject to the same rights and restrictions on use, reproduction, and disclosure that are contained in this Agreement with respect to the NTI Product Components. The license granted in this paragraph (b) shall survive termination of this Agreement in accordance with Section 14 if the escrow provisions were triggered prior to termination or expiration of this Agreement, but Cadence may not trigger the escrow provisions post-termination or expiration.

     15.4  Covenant Not To Sue.  In the event of a Source Code escrow release
           -------------------
pursuant to Section 15.2, effective on the date of release and any time thereafter, each of Cadence and NTI agrees that it will not assert any claim or bring any action for patent infringement against the other party with regard to patents on the Developed Software and Derivative Works to the NTI Product Components made by NTI or by Cadence through exercise of licenses and rights granted in Section 15.3 which patents have a first effective filing date on or prior to March 15, 2005 if the direct effect of such claim or action would be to block further independent development of products that are derived from the Developed Software or NTI Product Components. In any event this covenant not to sue shall not extend to making or having made products made of silicon or other semiconductor materials.

16.       ASSIGNMENT.

     Neither party may, by operation of law or otherwise, assign any of its rights or delegate any of its obligations under this Agreement without the prior express written consent of the other party. Notwithstanding the foregoing, either party may assign all (but not part) of its rights and delegate all (but not part) of its obligations under this Agreement to a third party as part of any acquisition of such assigning party by such third party, provided that notice of and details concerning such proposed assignment and delegation is given to the non-assigning party, and Cadence may assign this Agreement to any of its Affiliates; provided that, in no event may Cadence assign its rights or delegate duties under this Agreement to any third party which Cadence has engaged or is working with to develop, license, acquire, market, or distribute any technologies which have substantially the same functionality as the NTI Product Components as is permitted under Section 4.2 of this Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns. Any permitted assignment under this Section 16 shall be subject to the assignee agreeing in writing to be bound by all the terms and conditions of this Agreement.

17.       MISCELLANEOUS.

     17.1  Waivers.  No waiver of any provision of this Agreement shall be
           -------
effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

     17.2  No Limitation.  Use of the word "including" is meant to be
           -------------
illustrative only and not limiting.

     17.3  Descriptive Headings.  The descriptive headings herein are inserted
           --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     17.4  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California without application of any choice of law principles. All disputes under this Agreement shall be brought in the courts located in Santa Clara County, California.

     17.5  Independent Contractors.  The parties are independent contractors.
           -----------------------
Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

     17.6  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses set forth on the first page of this Agreement or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication so delivered shall be deemed effective on delivery or when delivery is refused. Any notice or communication to Cadence shall be addressed to the attention of the General Counsel.

     17.7  Severability.  If any provision of this Agreement is held by a court
           ------------
of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

     17.8  Force Majeure.  For purposes of this Agreement, "Force Majeure" means
           -------------
a cause beyond a party's reasonable control (and not involving any fault or negligence of the party affected) including, without limitation, acts of God, acts of war, revolution, riots, civil commotion, acts of a public enemy, embargo, acts of government in its sovereign capacity, strikes, lockouts, boycotts, fire, communication line or utility failures, power failures, earthquakes, floods, or other natural disasters. Failure by a party to perform its obligations during the existence of a Force Majeure condition will not constitute material breach of this Agreement, provided that such party uses reasonable efforts under the circumstances to notify the other party of the Force Majeure condition and to resume performance as soon as commercially practicable. Each party's obligations under this Agreement will be suspended during a period of non-performance by either party due to a Force Majeure, and when performance is resumed the term of this Agreement and all applicable schedules and time frames for performance under this Agreement will be extended by the same period of time as the period of time during which performance was suspended. However, should a Force Majeure condition prevent performance for more than ninety (90) days, the party whose performance is not prevented by such Force Majeure condition will have the right to terminate this Agreement by written notice to the other party.

     17.9  Entire Agreement.  This Agreement, including all Exhibits attached
           ----------------
hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

     17.10 Amendment.  No change or amendment will be made to this Agreement
           ---------
except by an instrument in writing signed on behalf of each of the parties hereto.

     17.11  Exhibits.  Each Exhibit attached to this Agreement is deemed a part
            --------
of this Agreement and incorporated herein wherever reference to it is made.

     17.12  No Implied Licenses.  No licenses are to be implied from any term of
            -------------------
this Agreement other than the licenses expressly granted herein.

     17.13  Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which will be deemed an original.

     IN WITNESS WHEREOF, the parties have caused this [***] Software Development and License Agreement to be signed by their duly authorized representatives.

NUMERICAL TECHNOLOGIES, INC.        CADENCE DESIGN SYSTEMS, INC.

By:_________________________        By:_____________________________

Name:_______________________        Name:___________________________

Title:______________________        Title:__________________________

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                          Exhibit A:  Cadence Products


[***]


[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

     Exhibit B: Statement of Work, Specifications and Development Milestones


[***]


[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                      Exhibit C:  NTI Product Components

[***]


[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                           Exhibit D : NTI Trademarks


     Registered Trademark:  Virtual Stepper(R)

     Corporate Trademarks:  Numerical Technologies(TM), Inc.

     NumeriTech(TM)

     The Numerical Technologies logo.

     Product Trademarks:

     iNPhase

     TROPIC

     N Abled

     SiVL

     ImagIC

     SiDRC

     SiImage

     RuleGen

     Model Gen

     NOPC

     IC Workbench

                   Exhibit E:  Production Release Milestones

Production Release Milestone #1
-------------------------------

[***]

Production Release Milestone #2
-------------------------------

[***]

Production Release Milestone #3
-------------------------------

[***]


[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                    Exhibit F: License Fee Payment Schedule

[***]


[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.